UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 16, 2024

Complete Solaria, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-40117	93-2279786
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

45700 Northport Loop East, Fremont, CA	94538
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (510) 270-2507

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	CSLR	The Nasdaq Global Market

Warrants, each whole warrant exercisable for one share of Common Stock at an exercise price of $11.50 per share	CSLRW	The Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.05. Costs Associated with Exit or Disposal Activities.

On January 16, 2024, Complete Solaria, Inc. (the “Company”) announced a workforce reduction (the “Workforce Reduction”) of approximately 15 employees and 19 contractors, constituting approximately 14% of the Company’s workforce. The Company is taking this action to decrease its costs and strategically realign its resources. The Company estimates that the Workforce Reduction will result in approximately $3.4 million in cost savings in 2024.

The Company estimates that it will incur charges associated with the Workforce Reduction of approximately $0.98 million, primarily related to employee severance payments, benefits and related termination costs. The Company expects to recognize the majority of these charges in the first quarter of 2024 and that the Workforce Reduction will be substantially complete during the first quarter of 2024.

The estimates of the charges and expenditures that the Company expects to incur in connection with the Workforce Reduction, and the timing thereof, are subject to several assumptions and the actual amounts incurred may differ materially from these estimates. In addition, the Company may incur other charges or cash expenditures not currently contemplated due to unanticipated events that may occur, including in connection with the implementation of the Workforce Reduction.

Item 5.02 Appointment of Certain Officers; Election of Directors; Departure of Directors or Certain Officers; Compensatory Arrangements of Certain Officers.

Departure of a Named Executive Officer – William J. Anderson

The Company previously announced in its Current Report on Form 8-K filed with the Securities and Exchange Commission (the “SEC”) on November 16, 2023, that William J. Anderson had stepped down as the Company’s Chief Executive Officer but remained employed with the Company. On January 16, 2024, in connection with the Workforce Reduction, the Company terminated Mr. W. Anderson’s employment with the Company, effective as of January 16, 2024 (the “William Anderson Separation Date”). Following the William Anderson Separation Date, Mr. W. Anderson will continue to serve as a member the board of directors of the Company, in addition to other advisory and support roles pursuant to a consulting agreement to be entered into with Mr. W. Anderson.

Subject to the terms of Mr. W. Anderson’s employment agreement, dated as of May 9, 2023, the form of which was filed as Exhibit 10.22 to the Company’s Registration Statement on Form S-4 filed with the SEC on May 11, 2023 (the “William Anderson Employment Agreement”), Mr. W. Anderson will be entitled to receive:

●	cash severance in an amount equal to 12 months of his base salary in effect as of the William Anderson Separation Date, payable in installments beginning on the date that is the 60th day following the William Anderson Separation Date;

●	a lump sum amount equal to any earned but unpaid annual bonus from the prior fiscal year ended December 31, 2023, plus a pro rata portion of Mr. W. Anderson’s annual bonus for the fiscal year ended December 31, 2024, to the extent such annual bonus would have been earned by Mr. W. Anderson pursuant to the terms of the William Anderson Employment Agreement;

●

(A) a payment of continued health coverage for him and his eligible dependents under COBRA for the earlier of (1) a period of 12 months, (2) the expiration of his eligibility for the continuation coverage under COBRA or (3) the date when Mr. W. Anderson becomes eligible for substantially equivalent health insurance coverage in connection with new employment; or (B) a taxable payment in lieu of such payment;

●	extension of the period of time in which Mr. W. Anderson may exercise all of his vested stock options until the earlier of (A) the 12-month anniversary of the William Anderson Separation Date, (B) the expiration date of the applicable stock option and (C) termination of the stock options upon a corporate transaction as provided under the applicable equity incentive plan under which such stock options were granted; and

●	acceleration of 50% of Mr. W. Anderson’s remaining unvested and outstanding stock options subject to time-based vesting as of the William Anderson Separation Date.

Departure of a Named Executive Officer – David Anderson

Additionally, on January 16, 2024, and in connection with the Workforce Reduction, the Company terminated David Anderson’s employment as the Company’s Chief Marketing Officer and Head of Strategic Partnerships, effective as of January 16, 2024 (the “David Anderson Separation Date”).

Subject to the terms of Mr. D. Anderson’s employment agreement, dated as of May 9, 2023, a form of which was filed as Exhibit 10.22 to the Company’s Registration Statement on Form S-4 filed with the SEC on May 11, 2023 (the “David Anderson Employment Agreement”), Mr. D. Anderson will be entitled to receive:

●	cash severance in an amount equal to 12 months of Mr. D. Anderson’s base salary in effect as of the David Anderson Separation Date, payable in installments beginning on the date that is the 60th day following the David Anderson Separation Date;

●	a lump sum amount equal to any earned but unpaid annual bonus from the prior fiscal year ended December 31, 2023 plus a pro rata portion of Mr. D. Anderson’s annual bonus for the fiscal year ended December 31, 2024, to the extent such annual bonus would have been earned by Mr. D. Anderson pursuant to the terms of the David Anderson Employment Agreement;

●

(A) a payment of continued health coverage for him and his eligible dependents under COBRA for the earlier of (1) a period of 12 months, (2) the expiration of his eligibility for the continuation coverage under COBRA or (3) the date when Mr. D. Anderson becomes eligible for substantially equivalent health insurance coverage in connection with new employment; or (B) a taxable payment in lieu of such payment;

●	extension of the period of time in which Mr. D. Anderson may exercise all of his vested stock options until the earlier of (A) the 12-month anniversary of the David Anderson Separation Date, (B) the expiration date of the applicable stock option and (C) termination of the stock options upon a corporate transaction as provided under the applicable equity incentive plan under which such stock options were granted; and

●	acceleration of 50% of Mr. D. Anderson’s remaining unvested and outstanding stock options subject to time-based vesting as of the David Anderson Separation Date.

Forward-Looking Statements

This Current Report on Form 8-K contains certain forward-looking statements within the meaning of federal securities laws with respect to Company, including statements regarding the timing and scope of the Workforce Reduction, the amount and timing of the related charges and costs, and intended objectives and benefits of the Workforce Reduction. These forward-looking statements generally are identified by words such as “believe,” “project,” “expect,” “anticipate,” “estimate,” “intend,” “strategy,” “future,” “opportunity,” “plan,” “may,” “should,” “will,” “would,” and similar expressions. Forward-looking statements are predictions, projections and other statements about future events that are based on current expectations and assumptions and, as a result, are subject to risks and uncertainties. Many factors could cause actual future events to differ materially from the forward-looking statements in this Form 8-K, including but not limited to the preliminary nature of the Company’s estimates of the charges and cash expenditures to be incurred, any timing delays in implementing the Workforce Reduction due to legal requirements or otherwise and potential disruptions to the Company’s business and operations. Except as required by law, the Company assumes no obligation to update these forward-looking statements publicly, or to update the reasons actual results could differ materially from those anticipated in the forward-looking statements, even if new information becomes available in the future. Further information on factors that could cause the Company’s actual results to differ materially from the results anticipated by the Company’s forward-looking statements is included in the reports the Company has filed with the U.S. Securities and Exchange Commission, including the Company’s Quarterly Report on Form 10-Q for the quarter ended October 1, 2023. All information provided in this Current Report on Form 8-K is as of January 22, 2024, and the Company undertakes no duty to update this information unless required by law.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Complete Solaria, Inc.

Dated: January 22, 2024

	By:	/s/ Chris Lundell
Chris Lundell
Chief Executive Officer

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